Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended June 30, 2014

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,063	$ 917	$ 390	$ 186	$ 9	$ 236	$ (123)	$ 2,678

Cost of sales and other expenses	(690)	(688)	(310)	(134)	(11)	(225)	103	(1,955)

Depreciation and amortization	(131)	(107)	(13)	(15)	(2)	(16)	(4)	(288)

Gain on sale of asset	-	-	2	-	-	-	-	2

Equity earnings, before income tax	-	-	-	-	9	14	-	23

Other income, net	7	3	4	12	1	-	22	49

Income (loss) before interest and tax (1)	249	125	73	49	6	9	(2)	509

Net interest expense(2)	(51)	(17)	(6)	(3)	(1)	(1)	(55)	(134)

Income tax (expense) benefit	(69)	(28)	(18)	(12)	13	(3)	24	(93)

Equity earnings, net of income tax	-	-	-	9	-	-	-	9

(Earnings) losses attributable to noncontrolling interests	(6)	-	(7)	(9)	-	(1)	1	(22)

Earnings (losses)	$ 123	$ 80	$ 42	$ 34	$ 18	$ 4	$ (32)	$ 269

Three Months Ended June 30, 2013

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,064	$ 904	$ 371	$ 163	$ 30	$ 218	$ (99)	$ 2,651

Cost of sales and other expenses	(632)	(645)	(290)	(112)	(14)	(192)	79	(1,806)

Depreciation and amortization	(107)	(80)	(15)	(15)	(7)	(20)	(3)	(247)

Plant closure loss	(200)	-	-	-	-	-	-	(200)

Equity (losses) earnings, before income tax	-	-	-	-	(3)	11	-	8

Other income (expense), net	9	3	-	(5)	5	2	12	26

Income (loss) before interest and tax (1)	134	182	66	31	11	19	(11)	432

Net interest expense(2)	(50)	(19)	(2)	(3)	(5)	(3)	(53)	(135)

Income tax (expense) benefit	(12)	(45)	(17)	(2)	9	(6)	41	(32)

Equity (losses) earnings, net of income tax	-	-	(7)	8	-	-	-	1

(Earnings) losses attributable to noncontrolling interests	(7)	-	(6)	(8)	-	(1)	1	(21)

Earnings (losses)	$ 65	$ 118	$ 34	$ 26	$ 15	$ 9	$ (22)	$ 245

(1)	Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	Net Interest Expense includes interest income, interest expense and preferred dividends of subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Six Months Ended June 30, 2014

(Dollars in millions)	SDG&E		SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,050		$ 2,002	$ 768	$ 387	$ 15	$ 496	$ (245)	$ 5,473

Cost of sales and other expenses	(1,339)		(1,539)	(611)	(269)	(23)	(468)	207	(4,042)

Depreciation and amortization	(261)		(212)	(27)	(31)	(3)	(33)	(7)	(574)

Plant closure adjustment	13	(1)	-	-	-	-	-	-	13

Gain on sale of equity interest and asset	-		-	2	-	27	-	-	29

Equity earnings, before income tax	-		-	-	-	11	29	-	40

Other income, net	20		7	5	22	1	1	33	89

Income (loss) before interest and tax (2)	483		258	137	109	28	25	(12)	1,028

Net interest expense (3)	(101)		(34)	(11)	(7)	(1)	(2)	(110)	(266)

Income tax (expense) benefit	(152)		(66)	(33)	(24)	19	(9)	45	(220)

Equity (losses) earnings, net of income tax	-		-	(2)	17	-	-	-	15

(Earnings) losses attributable to noncontrolling interests	(8)		-	(14)	(19)	-	(1)	1	(41)

Earnings (losses)	$ 222		$ 158	$ 77	$ 76	$ 46	$ 13	$ (76)	$ 516

Six Months Ended June 30, 2013

(Dollars in millions)	SDG&E		SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,003		$ 1,887	$ 755	$ 331	$ 51	$ 471	$ (197)	$ 5,301

Cost of sales and other expenses	(1,269)		(1,445)	(591)	(225)	(27)	(412)	171	(3,798)

Depreciation and amortization	(241)		(180)	(30)	(31)	(15)	(40)	(5)	(542)

Plant closure loss	(200)		-	-	-	-	-	-	(200)

Gain on sale of asset	-		-	-	-	-	74	-	74

Equity (losses) earnings, before income tax	-		-	-	-	(2)	20	-	18

Other income, net	20		7	3	4	5	4	20	63

Income (loss) before interest and tax (2)	313		269	137	79	12	117	(11)	916

Net interest expense (3)	(98)		(36)	(4)	(4)	(10)	(15)	(102)	(269)

Income tax (expense) benefit	(63)		(69)	(34)	(28)	17	(39)	6	(210)

Equity (losses) earnings, net of income tax	-		-	(14)	19	-	-	-	5

Losses (earnings) attributable to noncontrolling interests	4		-	(14)	(9)	-	(1)	1	(19)

Earnings (losses)	$ 156		$ 164	$ 71	$ 57	$ 19	$ 62	$ (106)	$ 423

(1)	After taxes, including a $17 million charge to reduce certain tax regulatory assets attributed to SONGS, the adjustment to loss from plant closure is a $9 million charge to earnings.

(2)	Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3)	Net Interest Expense includes interest income, interest expense and preferred dividends of subsidiaries.